Exhibit 10.43


                      ADDENDUM TO CONVERTIBLE DEBENTURE AND
                        WARRANT TO PURCHASE COMMON STOCK

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock (Addendum") is entered into as of the _____ day of February 2004 by and between DNAPrint Genomics, Inc., a Utah corporation ("DNAP"), and La Jolla Cove Investors, Inc., a California corporation ("LJCI").

WHEREAS, LJCI and DNAP are parties to that certain 8% Convertible Debenture dated as of November 25, 2003 ("Debenture"); and

WHEREAS, LJCI and DNAP are parties to that certain Warrant to Purchase Common Stock dated as of November 25, 2003 ("Warrant"); and

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DNAP and LJCI agree as follows:

1. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2. In the event that LJCI does not convert at least 5% of the face value of the Debenture and exercise at least 5% of the Warrants in any particular calendar month, LJCI may wire to DNAP $375,000 less the dollar amount of Warrants exercised in that month within 5 business days of the end of the month. Should LJCI fail to wire DNAP such funds, LJCI shall be subject to the penalties set forth in section 3.1(a) of the Debenture and section 1.1 of the Warrant. Any such amounts wired to DNAP shall be considered a prepayment toward the future exercise of Warrants, to be applied to the earliest Warrant payment amounts that are due from LJCI to DNAP.

3. When the Debenture Principal Amount declines below $100,000, LJCI shall be permitted, for a period of 30 days, to add up to $250,000 of the additional principal to the Debenture, on the same terms and conditions as the Debenture, except that such additional principal shall bear interest at 2%.

4. Except as specifically amended herein, all other terms and conditions of the Debenture and Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, DNAP and LJCI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

DNAPrint Genomics, Inc.                          La Jolla Cove Investors, Inc.

By: ________________________                     By: ___________________________

Name: ______________________                     Name: _________________________

Title: _____________________                     Title: ________________________